EXHIBIT 99.2
CRUDE CARRIERS CORP.
2011 SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 20, 2011
THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
The undersigned shareholder of Crude Carriers Corp. (the “Company”), having read the Notice of Special Meeting of Shareholders and definitive proxy statement/prospectus, HEREBY APPOINTS [PROXY] with full power of substitution, for and in the name of the undersigned, to vote all Common Shares of the Company that the undersigned would be entitled to vote if personally present at the 2011 Special Meeting of Shareholders of the Company, to be held at Crude’s offices at 3 Iassonos Street, Piraeus, 18537 Greece on SEPTEMBER 20, 2011 at 11:00 AM and at any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH HEREIN, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
YOUR VOTE IS VERY IMPORTANT – PLEASE VOTE TODAY.
This proxy when properly executed will be voted in the manner directed herein. If no instructions are given, this proxy will be voted FOR Proposals 1 and 2. To vote in accordance with the Board’s recommendations, just sign and date below; no boxes need to be checked.
The Board of Directors recommends a vote “FOR” Proposal1 and “FOR” Proposal 2
1.
Proposal 1: Adopt the agreement and plan of merger, dated as of May 5, 2011, by and among Capital Product Partners L.P., a limited partnership organized under the laws of the Republic of the Marshall Islands (“CPLP”), Capital GP L.L.C., a limited liability company organized under the laws of the Republic of the Marshall Islands, Poseidon Project Corp., a corporation organized under the laws of the Republic of the Marshall Islands and a wholly-owned subsidiary of CPLP (“MergerCo”) and Crude Carriers Corp. (“Crude”), pursuant to which each share of Crude common stock and Crude Class B stock will be automatically converted into the right to receive 1.56 CPLP common units, and to approve the merger of MergerCo with and into Crude, with Crude continuing as the surviving corporation, as a result of which Crude will become a wholly-owned subsidiary of CPLP.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Proposal 2: Adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the proposed merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Dated:                                           , 2011

Signature	Signature (if held jointly)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.